UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2009

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 19, 2009, the Compensation Committee of the Board of Directors of Senesco Technologies, Inc. (the “Company”) notified each of Bruce C. Galton, the Company’s President and Chief Executive Officer, Sascha P. Fedyszyn, the Company’s Vice President of Corporate Development and Secretary, Joel P. Brooks, the Company’s Chief Financial Officer and Treasurer, and Richard Dondero, the Company’s Vice President of Research and Development, that the Company will not renew their respective employment agreements upon their expiration.  But for such notice, the employment agreements would have renewed automatically.

Accordingly, Mr. Galton’s employment agreement will expire on October 3, 2009, Mr. Fedyszyn’s employment agreement will expire on January 20, 2010, Mr. Brook’s employment agreement will expire on June 30, 2010 and Mr. Dondero’s employment agreement will expire on July 18, 2010.

The company anticipates that each of Messers. Galton, Fedyszyn, Brooks and Dondero will, following the expiration of their employment agreements, continue as employees on an “at will basis”, meaning that either the Company or the employees may discontinue their employment with or without notice or cause.  The employees’ respective salaries, benefits, duties and titles will remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 22, 2009	By: /s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer